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                                                                    Exhibit 99.1



PENTON STOCKHOLDERS REELECT DIRECTORS, APPROVE ACCOUNTANTS

CLEVELAND, OH - July 15, 2004 - Penton Media, Inc. (OTCBB: PTON) a diversified business-to-business media company, said that stockholders at today's annual meeting elected to three-year terms expiring in 2007:
- Peni A. Garber, a partner of ABRY Partners, LLC, an investment holding company, and a director of Penton since 2002; and
- Hannah C. Craven, managing director of Sandler Capital Management, an investment holding company, and a director of the Company since 2002.

Stockholders also approved the selection of PricewaterhouseCoopers LLP as independent accountants for Penton.

ABOUT PENTON MEDIA
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Penton Media (www.penton.com) is a diversified business-to-business media company that provides high-quality content and integrated marketing solutions to the following industries: aviation; design/engineering; electronics; food/retail; government/compliance; business technology/enterprise IT; leisure/hospitality; manufacturing; mechanical systems/construction; health/nutrition and natural and organic products; and supply chain. Founded in 1892, Penton produces market-focused magazines, trade shows, conferences and online media, and provides a broad range of custom media and direct marketing solutions for business-to-business customers worldwide.

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